Exhibit 99.1

T2 Biosystems Regains Compliance with Nasdaq’s Market Value of Listed Securities Requirement

LEXINGTON, Mass., August 9, 2023 (GLOBE NEWSWIRE) — T2 Biosystems, Inc. (NASDAQ:TTOO) (the “Company”), a leader in the rapid detection of sepsis-causing pathogens and antibiotic resistance genes, today announced that it received written notice from the NASDAQ Stock Market LLC (“NASDAQ”) on August 8, 2023 informing the Company that it has regained compliance with the market value of listed securities (“MVLS”) requirement, as set forth in Nasdaq Listing Rule 5550(b)(2) (the “Rule”) for continued listing on the NASDAQ Capital Market.

As previously reported, T2 Biosystems was notified by the NASDAQ on November 22, 2022 that it was not in compliance with the NASDAQ’s Capital Market requirement because it failed to maintain a MVLS of at least $35 million for a period of 30 consecutive business days. To regain compliance with the Rule, the Company was required to maintain a MVLS of at least $35 million for at least 10 consecutive trading days. This requirement was met on August 7, 2023, the tenth consecutive trading day when the MVLS was at least $35 million.

The Company must still demonstrate compliance with Listing Rule 5550(a)(2), the Bid Price Rule, by November 20, 2023.

About T2 Biosystems

T2 Biosystems, a leader in the rapid detection of sepsis-causing pathogens and antibiotic resistance genes, is dedicated to improving patient care and reducing the cost of care by helping clinicians effectively treat patients faster than ever before. T2 Biosystems’ products include the T2Dx® Instrument, the T2Bacteria® Panel, the T2Candida® Panel, the T2Resistance® Panel, and the T2SARS-CoV-2™ Panel and are powered by the proprietary T2 Magnetic Resonance (T2MR®) technology. T2 Biosystems has an active pipeline of future products, including the T2Biothreat™ Panel, the Candida auris test, and T2Lyme™ Panel, as well as next-generation products for the detection of bacterial and fungal pathogens and associated antimicrobial resistance markers. For more information, please visit www.t2biosystems.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements about the Company’s ability to regain compliance with the listing requirements of the Nasdaq Capital Market, including its ability to effect a reverse share split, as well as statements that include the words “expect,” “intend,” “plan”, “believe”, “project”, “forecast”, “estimate,” “may,” “should,” “anticipate,” and similar statements of a future or forward looking nature. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, (i) any inability to (a) realize anticipated benefits from commitments, contracts or products; (b) successfully execute strategic priorities; (c) bring products to market; (d) expand product usage or adoption; (e) obtain customer testimonials; (f) accurately predict growth assumptions; (g) realize anticipated revenues; (h) incur expected levels of operating expenses; or (i) increase the number of high-risk patients at customer facilities; (ii) failure of early data to predict eventual outcomes; (iii) failure to make or obtain anticipated FDA filings or clearances within expected time frames or at all; or (iv) the factors discussed under Item 1A. “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the U.S. Securities and Exchange Commission, or SEC, on March 31, 2023, and other filings the company makes with the SEC from time to time. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While the company may elect to update such forward-looking statements at some point in the future, unless required by law, it disclaims any obligation to do so, even if subsequent events cause its views to change. Thus, no one should assume that the Company’s silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. These forward-looking statements should not be relied upon as representing the company’s views as of any date subsequent to the date of this press release.

Investor Contact:

Philip Trip Taylor, Gilmartin Group

philip@gilmartinIR.com

415-937-5406